Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Neo-Concept International Group Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees Previously Paid	Equity	Class A Ordinary Shares, par value $0.0003125 per share	(1)	Other	14,850,000	$0.5454	$8,099,190.00	0.0001381	$1,118.50

Total Offering Amounts:							$8,099,190.00		1,118.50
Total Fees Previously Paid:									4,064.80
Total Fee Offsets:									0.00
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(o) under the Securities Act of 1933, as amended.

$4,064.80 of the registration fee was previously paid based on the registration fee rate then in effect at the time of that filing (August 11, 2025), pursuant to Rule 457(o).